EXHIBIT 99.1

GreenHouse Holdings, Inc. Announces Key Additions to Board of Directors

SAN DIEGO, CA--(Marketwire - September 13, 2010) -  GreenHouse Holdings, Inc. (OTCBB: GRHU) ("GreenHouse"), a San Diego, California-based integrated energy solutions provider and developer of eco-friendly infrastructure, today announced the appointment of three new independent directors to the Board of Directors. By adding industry expertise to the board, the company will be taking active steps to capitalize on its leadership role in the governmental and infrastructure sectors. Brigadier General Floyd H. Trogdon, Mr. Seymour G. Siegel and Mr. Charles R. Allured will join the Board of Directors effective immediately.

"We are pleased with the caliber of our new board members whose additions are expected to bolster the Board of Directors with significant financial, military, engineering and energy expertise," stated Mr. Chris Ursitti, CEO of Greenhouse Holdings. "Management believes that these changes significantly enhance the expertise, knowledge and industry relationships within the the various sectors where we provide clean, green, energy efficient and cost effective solutions with high return on investment for our clients. We look forward to leveraging their knowledge and experience to improve the company's ability in securing additional contracts, improving our earnings and increasing shareholder value."

Brigadier General Floyd H. Trogdon is acting deputy assistant secretary of defense (Production Engineering & Materiel Acquisition), Office of the Assistant Secretary of Defense (Installations and Logistics), Washington, D.C. His military decorations and awards include the Distinguished Service Medal, Legion of Merit with two oak leaf clusters, Distinguished Flying Cross, Meritorious Service Medal, Air Medal with five oak leaf clusters, Air Force Commendation Medal with oak leaf cluster, Army Commendation Medal, Korean Order of Merit, and the National Order of Vietnam. He holds aeronautical ratings of command pilot and navigator. Mr. Trogdon attended Duke University; and subsequently received Bachelor of Science and Master of Science degrees in electrical engineering from the University of Maryland. He holds a master's degree in international affairs from The George Washington University.

Mr. Seymour G. Siegel possesses over 35 years of professional experience within the financial services arena. He has a strong background in mergers and acquisitions, start-ups, SEC reporting, cost cutting initiatives, profit enhancements, and business operations. Prior to joining GRHU's Board of Directors, he served as Principal for Rothstein Kass, a national accounting, audit and consulting firm of CPAs and consultants with approximately 900 members and offices in 9 cities. Throughout his career, he has gained extensive knowledge of highly intricate accounting practices and the development and growth of public companies.

Mr. Charles R. Allured has a proven track record of success in within the energy industry. He began his career with Pacific Gas and Electric Company as a steam plant operator and after holding several positions he left PG&E as the Technical Training Manager. He later joined Sierra Pacific Power Company where he enjoyed a 13 year career and left as the Director of Major Accounts. After four years of service at a subsequent firm he was recruited to work for Dean Foods as the Manager of Energy Services. His unique blend of experiences distinctively qualifies him to understand energy issues from a multitude of perspectives.

About GreenHouse Holdings, Inc.

GreenHouse Holdings, Inc. is a San Diego, California based integrator of some of the world's most innovative environmental, public safety, infrastructure technologies. GreenHouse provides systems that are financially sound and sustainable to residential, commercial, industrial and government markets around the globe. GreenHouse provides energy-efficiency products, energy management systems, eco-friendly infrastructure, scalable waste-to-fuel bio-fuel and closed loop systems, as well as other proprietary technologies and products that are utilized to provide a greener and safer future for millions of people. Other flagship products and solutions include the Green Village, R.A.P.S., and One Link. For more information, please visit: www.greenhouseintl.com or the GreenHouse YouTube channel at http://www.youtube.com/greenhouseintl or follow GreenHouse on Twitter @greenhouseintl.

Safe Harbor Statement

This press release contains forward-looking statements that reflect the Company's current expectation regarding future events. Actual events could differ materially and substantially from those projected herein and depend on a number of factors. Certain statements in this release, and other written or oral statements made by GreenHouse Holdings, Inc. are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond the Company's control and which could, and likely will, materially affect actual results, levels of activity, performance or achievements. The Company assumes no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future. Important factors that could cause actual results to differ materially from the company's expectations include, but are not limited to, those factors that are disclosed under the heading "Risk Factors" and elsewhere in documents filed by the company from time to time with the United States Securities and Exchange Commission and other regulatory authorities.

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